UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                                 August 29, 2003
                                (Date of report)


                         BEVSYSTEMS INTERNATIONAL, INC.
             (Exact Name of Registrant as Specified in its Charter)

       Florida                     333-44315                    84-1352529
 (State of Incorporation)   (Commission File Number)         (IRS Employer ID)


                              1315 Cleveland Street
                            Clearwater, Florida 33755
                    (Address of principle executive offices)


                                 (727) 446-2999
              (Registrant's telephone number, including area code)



          (Former name or former address, if changed since last report)

ITEM 5.  Other Events.

     On July 1, 2003, BEVsystems International, Inc. (the "Registrant") filed a notification of its inability to timely file its annual report on Form 10-KSB for the fiscal year ended March 31, 2003. In its filing, the Registrant stated that "[t]he compilation, dissemination and review of the information required to be presented in the Form 10-KSB for the relevant fiscal year has imposed time constraints that have rendered timely filing of the Form 10-KSB impracticable without undue hardship and expense to the Registrant." Because the Registrant has experienced further hardship and time constraints, it was not able to file the Form 10-KSB within fifteen days after its original June 29, 2003 filing deadline.

          The Registrant announced in a press release that an "E" was affixed to its trading symbol by the Over-The-Counter Bulletin Board, indicating that it is delinquent in filing its Form 10-KSB. The Registrant has been orally advised by representatives of the NASD that it is required to file its Form 10-KSB by September 8, 2003 or it will be delisted from the Over-The-Counter Bulletin Board. While the Registrant expects to be able to file its Form 10-KSB prior to September 8, 2003 in order to maintain its listing on the Over-The-Counter Bulletin Board, no assurance can be given that it will do so. Should delisting from the Over-The-Counter Bulletin Board occur, the Registrant's common stock will be traded on the Pink Sheets which may reduce the liquidity and price of the common stock.

          In addition to the foregoing, the Registrant's quarterly report on Form 10-QSB for the period ended June 30, 2003 was due August 15, 2003. The Registrant did not file a Form 12b-25 Notification of Late Filing with respect to this quarterly report because it did not anticipate being able to undertake filing the report within five days after the original August 15, 2003 filing deadline. The Registrant intends to file its Form 10-QSB for the quarter ended June 30, 2003 soon after it files its Form 10-KSB. These two filings will reflect changes in the Balance Sheet that are a result of the previously announced re-structuring of the Registrant.

SIGNATURE

          Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned, thereunto duly authorized.

                                   BEVsystems International, Inc.
                                   (Registrant)


                                   /S/ G. Robert Tatum
                                   ---------------------------
                                   By: G. Robert Tatum
                                   Chief Executive Officer